UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

SAXON CAPITAL, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Maryland (State or other jurisdiction of Incorporation)	001-32447 (Commission File Number)	30-0228584 (I.R.S. Employer Identification No.)
4860 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)		23060 (Zip Code)

Registrant’s telephone number, including area code (804) 967-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory note: This Form 8-K/A amends the current report on Form 8-K filed by Saxon Capital, Inc. (the "Company") with the Securities and Exchange Commission on April 17, 2006 (the "Original Filing") to correct and supersede the preliminary summary information relating to the Company's serious delinquencies for the three months ended March 31, 2006 set forth in the Original Filing.

Item 7.01. Regulation FD Disclosure

The Company has revised the estimate of its serious delinquencies (60+ days) on its owned mortgage loan portfolio for the three months ended March 31, 2006 from a range of 4.6% to 5.6% to an estimate of approximately 6.1%. Consequently, the sentence in the Original Filing regarding the Company's serious delinquencies on its owned mortgage loan portfolio for the three months ended March 31, 2006 is superseded in its entirety by the following:

"We expect our serious delinquencies (60+ days) on our owned mortgage loan portfolio for the three months ended March  31, 2006 to be approximately 6.1%, compared to 5.7% for the three months ended March 31, 2005 and 6.9% for the three months ended December 31, 2005."

This information is based upon management's estimates of our results for such period, which are under review and subject to change.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON CAPITAL, INC.
By: /s/Robert B. Eastep Robert B. Eastep
Date: May 3, 2006	Executive Vice President and Chief Financial Officer